Exhibit (a) (3)

NOTICE OF GUARANTEED DELIVERY

OF WARRANTS OF

NAVIOS MARITIME ACQUISITION CORPORATION

PURSUANT TO THE OFFER DATED JULY 27, 2010

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

•	Warrants are not immediately available or Warrant holders cannot deliver Warrants to Continental Stock Transfer & Trust Company (the “Depositary”) prior to the Expiration Date, or

•	Time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal) and any other required documents, to reach the Depositary prior to the Expiration Date.

The Offer and the related Letter of Transmittal, as amended or supplemented from time to time, together constitute the “Offer.”

TO: CONTINENTAL STOCK TRANSFER & TRUST COMPANY

BY MAIL, HAND OR OVERNIGHT DELIVERY:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
17 BATTERY PLACE, 8TH FLOOR
NEW YORK, NY 10004

BY FACSIMILE TRANSMISSION:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
FACSIMILE: (212) 616-7616
CONFIRM BY TELEPHONE: (212) 509-4000 ext. 536

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the Depositary. See Section 2 of the Offer.

For this notice to be validly delivered, it must be received by the Depositary at one of the above addresses before the Offer expires. Delivery of this notice to another address will not constitute a valid delivery. Delivery to the Company, the information agent or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

By signing this Notice of Guaranteed Delivery, you exercise, upon the terms and subject to the conditions described in the Offer and the related Letter of Transmittal, receipt of which you hereby acknowledge, the number of Warrants, and method, specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer.

NUMBER OF WARRANTS EXERCISED:     EXERCISED BY PAYMENT OF CASH EXERCISE PRICE

NUMBER OF WARRANTS EXERCISED:     EXERCISED CASHLESSLY

In the event you determine to exercise by payment of cash, please wire such funds upon execution of this Notice pursuant to the wire instructions below:

JP Morgan Chase
ABA # 021000021
Continental Stock Transfer & Trust Co as agent for Navios Maritime Acquisition Corporation Warrant Offer
Acct # 475-508300

SIGNATURES

Signatures:

Name(s) of Warrant Holder(s):
(Please Type of Print)

Certificate Nos:

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number:

Date:

If Warrants will be delivered by book-entry transfer, provide the Account Number.

Account Number:

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GUARANTEE OF DELIVERY
(Not to be Used for Signature Guarantee)

The undersigned, a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an (“Eligible Institution”), guarantees delivery to the Depositary of the Warrants exercised in proper form for transfer, or a confirmation that the Warrants so exercised have been delivered pursuant to the procedure for book-entry transfer described in the Offer into the Depositary’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within three New York Stock Exchange market trading days after the date of receipt by the Depository of this Notice of Guaranteed Delivery.

The Eligible Institution that completed this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Warrants exercised to the Depositary within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:
(Please Print)

Title:

Area Code(s) and Telephone Number(s):

Dated:	, 2010

NOTE: DO NOT SENT WARRANTS WITH THIS FORM, WARRANTS SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

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